UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

CAREVIEW COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54090	95-4659068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  405 State Highway 121, Suite B-240, Lewisville, TX  75067
 (Address of principal executive offices and Zip Code)

(972) 943-6050
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 TABLE OF CONTENTS

Page

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement	3

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	(d) Exhibits	4

Item 1.01         Entry into a Material Definitive Agreement

On January 9, 2012, the Company entered into a Binding Term Sheet with HealthCor Partners Management, L.P., on behalf of certain affiliated funds (collectively, “HCP”) regarding the issuance by the Company to HCP of a $5,000,000 Senior Convertible Note(s) (the “New Senior Convertible Note(s)”).  The New Senior Convertible Note(s) will have a maturity date ten (10) years from the date of issuance. The New Senior Convertible Note(s) will bear interest accordingly:

(a)
During years 1-5 (the “First Five Year Note Period”), interest will be payable (on a cumulative basis) by the issuance of additional convertible debt (a “PIK”) with the same terms as the $20 million initial Senior Convertible Notes issued April 21, 2011, as amended December 20, 2011 (the “Initial Investment”), at an interest rate of 12.5%, compounded quarterly.

(b)
During year 6-10 (the “Second Five Year Note Period,” and together with the First Five Year Note Period, the “Five Year Note Periods”), interest may be paid in cash or as a consideration on the cumulative PIK (at the Company’s option), at an annual interest rate of 10.0%, compounded quarterly.

(c)	Interest shall be calculated and payable on a quarterly basis in arrears.
(d)	Notwithstanding the foregoing, during the existence of an event of default, the then applicable interest rate will be increased by 5%.

In addition, the provisions regarding interest acceleration, optional conversion, negative covenants, events of default, preemptive rights and registration rights will be the same as that of the Initial Investment.

Use of proceeds is intended to enable the Company (i) to recruit and employ executives and sales personnel with experience in the healthcare/hospital space to establish contracts and pilot programs with hospitals, (ii) to expand its intellectual property portfolio, and (iii) for general working capital purposes.

The proposed closing date of the transaction is no later than January 31, 2012.

The foregoing description of the Binding Term Sheet is qualified, in entirety, by reference to that agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

The New Senior Convertible Note(s) have not been registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.  Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 10.90 are an offer to sell nor a solicitation to buy any New Senior Convertible Note(s). This Current Report on Form 8-K and the press release attached hereto as Exhibit 10.90 are being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Item 9.01           Financial Statements and Exhibits

(d)           Exhibits:

Exh. No.	Date	Document
10.72	April 21, 2011	Note and Warrant Purchase Agreement between the Company and HealthCor Partners Fund, LP and HealthCor Hybrid Offshore Master Fund, LP(1)
10.73	April 21, 2011	Senior Secured Convertible Note of the Company payable to HealthCor Partners Fund, LP(1)
10.74	April 21, 2011	Senior Secured Convertible Note of the Company payable to HealthCor Hybrid Offshore Master Fund, LP(1)
10.75	April 21, 2011	Warrant to Purchase 5,488,456 shares of the Company issued to HealthCor Partners Fund, LP(1)
10.76	April 21, 2011	Warrant to Purchase 6,294,403 shares of the Company issued to HealthCor Hybrid Offshore Master Fund, LP(1)
10.77	April 21, 2011	Registration Rights Agreements between the Company and HealthCor Partners Fund, LP and HealthCor Hybrid Offshore Master Fund, LP(1)
10.78	April 21, 2011	Pledge and Security Agreement between the Company and HealthCor Partners Fund, LP and HealthCor Hybrid Offshore Master Fund, LP(1)
10.79	April 21, 2011	Intellectual Property Security Agreement between the Company and HealthCor Partners Fund, LP and HealthCor Hybrid Offshore Master Fund, LP(1)
10.80	April 25, 2011	Press Release announcing sale of Notes and Warrants(1)
10.88	December 31, 2011	Note and Warrant Amendment Agreement(2)
10.89	January 9, 2012	Binding Term Sheet*
10.90	January 10, 2012	Press Release announcing Binding Term Sheet*

(1)	Filed with the Current Report on Form 8-K filed with the SEC on April 27, 2011.
(2)	Filed with the Current Report on Form 8-K filed with the SEC on January 6, 2012.
 * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2012	CAREVIEW COMMUNICATIONS, INC.

	By:	/s/Samuel A. Greco
	Name:	Samuel A. Greco
	Title:	Chief Executive Officer